Exhibit 10.3

                       THE CATSKILL FINANCIAL CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                      (As adopted effective April 1, 1998)

         This  Plan  is  adopted  by   CATSKILL   FINANCIAL   CORPORATION   (the
"Employer").

                                   WITNESSETH:

         WHEREAS, the Employer desires to establish an unfunded nonqualified deferred compensation plan for a select group of its management and/or highly compensated employees, to be know as the CATSKILL FINANCIAL CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the "Plan");

         NOW, THEREFORE, the Plan is hereby adopted, effective as of April 1, 1998, with the following benefits, terms and provisions:


                                    ARTICLE I
                                     PURPOSE

         The purpose of this Plan is to provide certain Employees designated by the Employer as eligible to participate herein with a supplemental deferred compensation plan which is nonqualified and unfunded.


                                   ARTICLE II
                                   DEFINITIONS

         Unless the context clearly otherwise requires, the following terms shall have the meanings given to them below:

         2.1 "Account" means, for each Participant, the bookkeeping account established hereunder. A Participant's Account shall be comprised of two sub-accounts, the Participant's Elective Account and the Participant's Non-Elective Account.

         2.2 "Beneficiary" means a person to whom a share of a deceased Participant's Vested Benefit is payable, pursuant to the provisions of Section 3.4(e). For purposes of this Plan, a Participant's Beneficiary shall be the Participant's spouse, if surviving, and the Participant's children equally, if the Participant shall leave no spouse surviving; provided, however, that a Participant may change his Beneficiary at any time upon notice in writing, in a form approved by the Committee, and delivered to the Committee.

         2.3      "Code" means the Internal Revenue Code of 1986, as amended.

         2.4 "Committee" means the Employer's Compensation Committee or such other committee designated by the Employer to administer the Plan on behalf of the Employer.

         2.5 "Compensation" means, with respect to any Participant, the total remuneration received by the Participant from the Employer during the Plan Year prior to any reductions under this Plan.

         2.6 "Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Employer. The Disability of a Participant shall be determined by a licensed physician chosen by the Committee. The standard of determination shall be applied uniformly to all Participants.

         2.7 "Elective Account" means, for each Participant, the portion of the Participant's Account attributable to Compensation electively deferred by the Participant pursuant to Section 3.1 below.

         2.8 "Eligible Employee" means an Employee who the Employer designates is eligible to participate in this Plan. Each Eligible Employee shall be identified on Schedule A.

         2.9 "Employee" means any person who is employed by the Employer.

         2.10 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         2.11 "Employer" means Catskill Financial Corporation, and any affiliate which shall adopt this Plan and any successor which shall maintain this Plan.

         2.12 "Entry Date" means, with respect to any Employee, the date the Employee begins to participate in the Plan, which date shall be not later than 30 days after the date the Employer first designates the Employee as being an Eligible Employee.

         2.13 "Non-Elective Account" means, for each Participant, the portion of the Participant's Account attributable to non-elective deferred compensation provided pursuant to Section 3.2 below.

         2.14 "Participant" means an Eligible Employee who has accrued a benefit hereunder. A person who becomes a Participant shall remain a Participant hereunder until he (or his Beneficiary) has received his entire Vested Benefit in accordance with Section 3.4 below.

         2.15 "Plan" means this instrument and all amendments thereto, which shall be known as the Catskill Financial Corporation Supplemental Executive Retirement Plan.

         2.16 "Plan Year" means the 12-month period beginning January 1 and ending December 31st.

         2.17 "Qualified Plan" means the employee stock ownership plan sponsored by the Employer, as amended from time to time, which the Employer intends to qualify for favorable tax treatment under Code Section 401(a).

         2.18 "Retirement" means the date as of which a Participant retires for reasons other than death or Disability, whether such retirement occurs on or after a Participant's normal retirement date (attainment of age 65), or on or after any early retirement date established by uniform nondiscriminatory rule of the Committee.

         2.19 "Schedule A" means the Schedule A, attached hereto and by this reference made a part hereof, as amended or supplemented from time to time by the Employer.

         2.20 "Unforeseeable Emergency" means, with respect to any Participant, an unanticipated emergency that is caused by an event beyond the control of the Participant (or Participant's Beneficiary, as the case may be) and that would result in severe financial hardship to the individual if an early distribution of benefits hereunder were not permitted. It is intended that the definition provided in the preceding sentence comply with the definition of "unforeseeable emergency" provided for in Section 3.01 of Rev. Proc. 92-65.

         2.21  "Vested"  means  the   nonforfeitable   portion  of  any  account
maintained on behalf of a Participant.

         2.22 "Vested Benefit" means, with respect to any Participant, the Vested portion of the Participant's Account.

         2.23 "Year of Service" shall have the same meaning under this Plan as defined in the Qualified Plan. For vesting and all other purposes, Years of Service under this Plan shall be determined in the same manner as under the Qualified Plan.


                                   ARTICLE III
                    DEFERRALS, INVESTMENTS AND DISTRIBUTIONS

         3.1 ELECTIVE DEFERRALS BY PARTICIPANTS.  The provisions of this Section
3.1 shall apply to a particular Eligible Employee only if specifically authorized by the Employer.

         (a) An Eligible Employee may elect to defer annually the receipt of an amount of Compensation otherwise payable to him by the Employer in any calendar year.

         (b) An election to defer Compensation shall be made by a notice in writing, in a form approved by the Committee, signed by the Eligible Employee, and delivered to the Committee (1) prior to the January 1 of the calendar year in which the Compensation to be deferred is otherwise payable to the Participant or (2) prior to a Participant's Entry Date for the Participant's first year of participation and covering Compensation payable to the Participant after such Entry Date. Such election form shall include the elections described in Section
3.3 below (relating to deemed investment elections) and Section 3.4 below (relating to the time and manner of payment). Such election (and any subsequent election) will continue until suspended or modified in writing in a form approved by the Committee and delivered to the Committee, which new election shall only apply to Compensation otherwise payable to the Participant after the end of the calendar year in which such election is delivered to the Committee. Any deferral election made by the Participant shall be irrevocable with respect to any Compensation covered by such election, including the Compensation payable in the calendar year in which the election suspending or modifying the prior election is delivered to the Committee.

         (c) The amount of a Participant's Compensation deferred pursuant to this Section 3.1 above shall be credited to the Participant's Elective Account. A Participant shall always be fully (100%) Vested in his or her Elective Account.

         3.2 NON-ELECTIVE DEFERRALS BY EMPLOYER.

         (a) Subject to the eligibility requirements set forth in Section 3.2(b) below, there shall be credited to each Participant's Non-Elective Account for a Plan Year such amount, if any, as shall be determined by the Employer in its sole and absolute discretion. The Employer may, under this Section 3.2(a), declare non-elective deferred compensation on an individual Participant basis, or on behalf of several Participants as a class, for a single Plan Year or as a recurring benefit for any number of Plan Years, all on such terms as the Employer shall, in its sole and absolute discretion, determine.

         (b) A  Participant  shall be eligible  to receive a credit  pursuant to
Section 3.2(a) above only if the Employer, in its sole and absolute discretion, designates the Participant as being eligible for the credit.

         (c) Unless otherwise specified in Schedule A, the Vested portion of any Participant's Non-Elective Account shall be a percentage of the total amount credited to the Participant's Non-Elective Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

                                        Vesting Schedule
                          Years of Service             Percentage

                              Less than 5                   0%
                                   5                      100%

         (d) The Employer may provide benefit restoration benefits and/or any other benefits to any Participant under this Section 3.2(d) by setting forth in Schedule A, the terms of such benefits and the identity of the Participants eligible to receive such benefits. Any benefits provided pursuant to the preceding sentence shall be credited to the subject Participant's Non-Elective Account, unless otherwise specified in Schedule A.

         3.3. EARNINGS ON ACCOUNTS. A Participant shall be entitled to elect a return on the value of his Account based on the returns of one or more investment options then authorized by the Committee for this Plan. Each Participant shall make an election of return at the time he makes an election to defer compensation hereunder. Each Participant's Account shall be credited with gains or losses based on the performance of the investment options elected by such Participant pursuant to uniform nondiscriminatory rules adopted by the Committee.

         3.4 DISTRIBUTIONS.

         (a) At the time a Participant elects to defer such Compensation pursuant to Section 3.1 above, the Participant shall designate the time and the manner for the payment of the amounts to be thereby allocated to such Participant's Elective Account with respect to such deferral of Compensation. Except as otherwise provided below, payment of the portion of a Participant's Elective Account attributable to such deferral shall commence upon the fixed date designated by the Participant, subject to such restrictions and/or limitations as may be imposed by the Committee.

         (b) Subject to any elections a Participant may make pursuant to Section 3.4(c) below, the Vested portion of the Participant's Non-Elective Account shall be paid to the Participant in quarterly installments over a five year period, with the first quarterly installment being due within 30 days following the date the Participant's employment with the Employer terminates. The amount of each quarterly installment shall be determined by multiplying the Vested portion of the Participant's Non-Elective Account by a fraction, the numerator of which is one (1) and the denominator of which is the number of installments remaining to be paid from the Participant's Non-Elective Account. Notwithstanding the foregoing, the amount of any quarterly installment paid to a Participant pursuant to this Section 3.4(b) shall in no event be less than $5,000.

         (c) A Participant may elect, in such form and manner as may be prescribed by the Committee, that all or any portion of the Participant's Vested Benefit be distributed commencing on one or more dates in lieu of the date(s) initially selected or required hereunder, and/or in one or more forms of payment in lieu of the form(s) initially selected or required hereunder, provided that any such election is made at least 24 months prior to the earlier of (1) the date such payments would otherwise commence (other than on account of an Unforeseeable Emergency) or (2) the date the Participant's employment with the Employer terminates.

         (d) A Participant may also elect, to the extent permitted by the Committee, that an amount up to the entire amount of the Participant's Vested Benefit be distributable in the case of an Unforeseeable Emergency. Any early distribution approved by the Committee under this Subsection (d) shall be limited to the amount necessary to meet the Unforeseeable Emergency.

         (e) If a Participant should die before his entire Vested Benefit has been paid in accordance with the provisions of this Plan, the remaining balance of such Vested Benefit shall be distributable to the Participant's Beneficiary in a single lump sum payment within 30 days following the date of the Participant's death, if practicable, but in no event more than 90 days following the date of death.

         (f) Notwithstanding anything herein to the contrary, the Committee, in its sole discretion, may delay the distribution of any amounts payable to any Participant or Beneficiary to the extent (but only to the extent) the Committee determines that payment of such amount would not be deductible by the Employer for federal income tax purposes solely by reason of the application of Code
Section 162(m) (relating to limitations on deductions with respect to remuneration in excess of $1,000,000 paid to certain executives); provided that, to the extent payment of any amount is so delayed, such payment shall be made at the earliest time the Committee determines that the deduction for federal income tax purposes of such payment by the Employer would not be limited by reason of Code Section 162(m). Nothing in this Section shall affect the obligation of the Employer to make payments of amounts the deductibility of which is not so limited by Code Section 162(m).

         (g) If any amounts deferred pursuant to this Plan are found in a "determination" (within the meaning of Code Section 1313(a)) to have been includable in the gross income by a Participant prior to payment of such amounts from the Participant's Account, such amounts shall be immediately payable to the Participant or the Participant's Beneficiary, as the case may be, notwithstanding anything contained herein to the contrary.

         3.5 CHANGE OF CONTROL PROVISIONS.

             (a) For purposes of this Section 3.5, the phrase "Change of Control" shall have the same meaning as defined in the Qualified Plan.

             (b) Notwithstanding any provision contained herein to the contrary:

                 (1) a Participant's Account shall be fully (100%) Vested upon a Change of Control.

                 (2) the Committee, in its sole and absolute direction, may, but is not required to, elect that all Vested Benefits be payable at the time of a Change of Control or at any other time, regardless of whether a Change of Control occurs, by making an irrevocable election under this Section in writing and delivering it to the Employer.


                                   ARTICLE IV
                               PLAN ADMINISTRATION

         4.1 COMMITTEE.

             (a) The Plan shall be administered by the Committee.

             (b) The Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may authorize in writing any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Committee shall deliver to such interested person a written revocation of such authorization.

             (c) A member of the Committee who is also a Participant shall not vote or act upon any matter relating specifically to himself.

         4.2 POWERS, DUTIES, ETC. OF THE COMMITTEE.

             (a) The Committee shall have sole and final authority to construe the provisions of the Plan and to determine all questions of fact that may arise under the Plan and any such construction or determination shall be conclusively binding upon all persons interested in the Plan.

             (b) Subject to the terms of the Plan, the Committee may establish rules and procedures satisfactory to it for the administration of the Plan and the transaction of its business.

             (c) All payments of benefits or expenses of the Plan shall be made by the Employer at the direction of the Committee.

             (d) The Committee may delegate to any individuals or other committees its responsibilities hereunder.

             (e) The Committee, and the members thereof, shall not be liable for any action taken or omitted or any determination or construction made by it in good faith relating to the Plan, and the Employer shall indemnify and hold harmless the Committee, and the members thereof, from and against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the Plan, unless arising out of any such person's own fraud or bad faith.

                                    ARTICLE V
                             AMENDMENT; TERMINATION

         5.1 AMENDMENT. The Employer's Board of Directors shall have the right at any time to amend the Plan in whole or in part, by an instrument in writing or by a resolution duly adopted by the Board of Directors. However, no amendment shall reduce any benefit to a Participant that has already accrued.

         5.2 TERMINATION. The Employer's Board of Directors reserves the right to terminate the Plan at any time. Upon termination of this Plan, each Participant's Account shall become fully Vested, and distribution of the amounts credited to each such account shall be made immediately following the termination in single lump sum payments. No additional amounts shall be credited to the Accounts of Participants, following termination of this Plan other than interest and other earnings or losses attributable to the month immediately preceding the month of termination.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 FUNDING. The benefit which is provided by the Plan shall be paid by the Employer to a Participant out of its general assets and no assets of the Employer shall be designated to fund the benefit provided herein or deemed to be assets to be used for that purpose, it being understood that the Plan is an unfunded plan for tax purposes and for Title I of ERISA. The Plan does not confer on any Participant or Beneficiary a beneficial interest in any asset of the Employer. The rights of Participants and Beneficiaries under this Plan shall be limited to those of unsecured general creditors of the Company. This Plan constitutes a mere promise by the Employer to make benefit payments in the future. The Employer may, however, establish a trust pursuant to a trust agreement and make contributions thereto for the purpose of assisting it in meeting its obligations hereunder. Any such trust agreement shall contain provisions to the following effect:

                       (a) In the event of the insolvency of the Employer, the trust fund will be available to pay the claims of any creditor of the Employer to whom a distribution may be made in accordance with state and federal bankruptcy laws. The Employer shall be deemed to be "insolvent" if the Employer is subject to a pending proceeding as a debtor under the Federal Bankruptcy Code (or any successor statute) or any state bankruptcy code. In the event the Employer becomes insolvent, the Board of Directors and Chief Executive Officer of the Employer
                       shall  notify  the  trustee  of  the  event  as  soon  as
                       practicable. Upon receipt of such notice, or if the trustee receives other written allegations of the Employer's insolvency, the trustee shall cease making payments of benefits from the trust fund, shall hold the trust fund for the benefit of the Employer's creditors, and shall take such steps that are necessary to determine within 30 days whether the Employer is insolvent. In the case of the trustee's actual knowledge of or other determination of the Employer's insolvency, the trustee will deliver assets of the trust fund to satisfy claims of the Employer's creditors as directed by a court of competent jurisdiction.

                       (b) The trustee shall resume payments of benefits under the trust agreement only after the trustee has determined that the Employer is not insolvent (or is no longer insolvent, if the trustee previously determined the Employer to be insolvent) or upon receipt of an order of a court of competent jurisdiction requiring such payment. If the trustee discontinues payment of benefits pursuant to subsection (a) above and subsequently resumes such payment, the first payment on account of a Participant or Beneficiary following such discontinuance shall include an aggregate amount equal to (1) the difference between (A) the payments which would have been made on account of such Participant or Beneficiary by the Employer during such period of discontinuance and (B) the amount of payments which were actually made on account of such Participant or Beneficiary by the Employer during such period, plus (2) interest on such difference at a rate equivalent to the net rate of return earned by the trust fund during such period.

         6.2 BENEFITS NOT ASSIGNABLE. Benefits provided under the Plan may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process, and may not otherwise be transferred (except by will or the laws of descent and distribution). The designation of a Beneficiary or Beneficiaries shall not constitute a transfer.

         6.3 PLAN NOT A CONTRACT OF EMPLOYMENT. The Plan is not a contract of employment, and the terms of employment of any Employee shall not be affected in any way by the Plan or related instruments except as specifically provided in the Plan or such related instruments. The establishment of the Plan shall not be construed as conferring any legal rights upon any Employee for a continuation of employment, nor shall it interfere with the right of the Employer or an affiliate to discharge any Employee. Each Participant and all persons who may have or claim any right by reason of their participation in the Plan shall be bound by the terms of the Plan and all agreements entered into pursuant hereto.

         6.4 FACILITY OF BENEFIT PAYMENT. Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Employer to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or to direct the Employer to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof made in accordance with the provisions of this Section 6.4 shall be a complete discharge of any liability for the making of such payment under the Plan.

         6.5 CONSTRUCTION.

             (a) The Plan is intended to qualify as a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Section 201(2) of ERISA. It is also intended to comply with the requirements set forth in
Section 3 of Rev. Proc. 92-65. The Plan shall be liberally construed and interpreted accordingly. Otherwise, the laws of the State of New York shall control the interpretation and performance of the terms of the Plan.

             (b) If any provision of the Plan, or the application of any such provision to any person or circumstances, shall be invalid under any Federal, State or local law, rule or regulation, neither the application of such provision to persons or circumstances other than those as to which such provision is invalid nor any other provisions of the Plan shall be affected thereby.

             (c) The headings and subheadings in the Plan have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions thereof.

             (d) The masculine pronoun wherever used herein shall include the feminine and the singular number shall include the plural, unless a different meaning is plainly required by the context.

         6.6. WITHHOLDING. All payments made hereunder shall be subject to any applicable income tax, employment tax or other tax withholding requirements.

         6.7 EFFECTIVE DATE. This Plan shall take effect as of April 1, 1998.

         IN WITNESS WHEREOF, this Plan has been executed by a duly authorized agent of the Employer this 19TH day of MAY, 1998.


         EMPLOYER:                          CATSKILL FINANCIAL CORP.


                                            By: /s/ Allan Oren
                                            ------------------------------------
                                            As its: Director

                                   SCHEDULE A

                                       to

                       THE CATSKILL FINANCIAL CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                      (As Adopted Effective April 1, 1998)


         1. ELIGIBLE EMPLOYEE. Each of the following individuals shall be an "Eligible Employee" under the Plan:

                       Wilbur J. Cross, President and CEO

         2. NONELECTIVE DEFERRALS. The following non-elective deferred compensation is provided pursuant to Section 3.2(a) of the Plan:

                               None at this time.

         3.       BENEFIT RESTORATION AND/OR OTHER BENEFITS.

                  (a) The following benefits shall be provided to Wilbur J. Cross, President and CEO, pursuant to Section 3.2(d) of the Plan:

                         (i) During calendar year 1998, the Employer shall credit to the Participant's Non-Elective Account the sum of $60,000.

                         (ii) During  calendar  year 1999,  the  Employer  shall
                              credit to the Participant's Non-Elective Account an additional sum of $80,000.

                         (iii)During  the period  beginning  January 1, 2000 and
                              ending March 31, 2000, the Employer shall credit to the Participant's Non-Elective Account an additional sum of $20,000.

                         All benefits accrued under the Plan attributable to the credits granted to the Participant pursuant to this
                         Item 3(a) shall be fully (100%) Vested at all times.